Exhibit 10.1

HANCOCK HOLDING COMPANY

PENSION PLAN AND TRUST AGREEMENT

(Amendment No. 2)

THIS AMENDMENT is made by and between HANCOCK HOLDING COMPANY, a bank holding company organized under the laws of the State of Mississippi, (the “Sponsor”) and WHITNEY BANK, a Mississippi bank having its principal office in Gulfport, Mississippi (the “Trustee”).

WITNESSETH:

WHEREAS, on the 23rd day of December, 1958, the Sponsor, through its wholly-owned subsidiary, Hancock Bank (now Whitney Bank), desiring to establish a retirement plan for the benefit of its Employees, established the Hancock Bank Pension Plan and Trust Agreement, now known as the Hancock Holding Company Pension Plan (the “Plan”); and

WHEREAS, the Plan has been amended from time to time and was most recently amended and restated in its entirety pursuant to the Hancock Holding Company Pension Plan and Trust Agreement, effective January 1, 2017 (the “Plan and Trust Agreement); and

WHEREAS, the Plan may be amended pursuant to Section 16.01 of the Plan and Trust Agreement; and

WHEREAS, the Sponsor wishes to amend the Plan to freeze participation with regard to Employees hired or rehired on or after July 1, 2017, and to cease future benefit accruals with respect to certain Plan participants, effective January 1, 2018.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.     Section 3.01 of the Plan and Trust Agreement, Accrued Benefit, is hereby amended, effective January 1, 2018, to add the following paragraph at the end thereof:

Effective as of the Partial Freeze Date, the Accrued Benefit of each Frozen Participant shall be frozen and shall not increase or decrease during any subsequent period. Each Frozen Participant’s Years of Benefit Service, Excess Compensation and Average Annual Compensation for purposes of calculating his or her Normal Retirement Benefit under Section 7.01 shall be determined as of the Partial Freeze Date and likewise shall not increase or decrease after the Partial Freeze Date. Each other active Participant as of January 1, 2018, shall continue to accrue benefits with respect to his continued service after 2017, until he or she has a severance from employment.

2.     A new section 3.31A, Frozen Participant, is added, effective January 1, 2018, to read as follows:

Frozen Participant shall mean each active Participant who, as of January 1, 2018, has a combined age (as of his or her last birthday) plus Years of Service of less than 55.

3.     A new section 3.47A, Partial Freeze Date, is added, effective January 1, 2018, to read as follows:

Partial Freeze Date shall mean January 1, 2018.

4.     Section 3.71 of the Plan and Trust Agreement, Year of Benefit Service, is amended, effective January 1, 2018, to add the following at the end thereof:

Notwithstanding the foregoing, an active Participant shall be credited with Years of Benefit Service after December 31, 2017, only if such Participant’s age as of his or her last birthday plus his or her Years of Service as of January 1, 2018, equals 55 or more.

5.     Section 5.01 of the Plan and Trust Agreement, Eligibility Requirements, is hereby amended and restated, effective July 1, 2017, to read in its entirety as follows:

Any Eligible Employee hired by the Employer prior to January 1, 2017 who has completed one Year of Service and attained age 21 shall commence participation on the first Eligibility Date coinciding with or following the date on which the Employee meets such requirements, provided he remains employed by the Employer on such Eligibility Date. Any Eligible Employee who is first employed by the Employer on or after January 2, 2017 and on or before June 30, 2017, and who has attained age 21 and has been credited with at least 1,000 Hours of Service by December 31, 2017 (the “Computation Date”), shall commence participation in the Plan effective as of the first Eligibility Date immediately following the Computation Date (i.e. January 1, 2018).

Notwithstanding any provision in the Plan to the contrary, no Employee hired after June 30, 2017, shall become a Participant in the Plan and no new Participants shall enter the Plan after January 1, 2018.

6.     Section 5.03 of the Plan and Trust Agreement, Eligibility on Reemployment, is hereby amended, effective July 1, 2017, by the addition of the following immediately following the first sentence of that Section:

A terminated Participant who is rehired by the Employer after June 30, 2017 shall not be eligible for and shall not resume active participation in the Plan unless such Participant is rehired within 31 days following his or her termination of employment.

7.     A new paragraph is added to the end of Section 7.01, Normal Retirement Benefit, effective January 1, 2018, to read as follows:

Each Frozen Participant’s Years of Benefit Service, Excess Compensation and Average Annual Compensation for purposes of calculating his or her Normal Retirement Benefit under this Section 7.01 shall be determined as of the Partial Freeze Date and likewise shall not increase or decrease after the Partial Freeze Date.

This Amendment is executed this 22nd day of June, 2017.

HANCOCK HOLDING COMPANY

By:	/s/ Rudi Wetzel

Title:	Executive Vice President, Chief Human Resources Officer
SPONSOR

WHITNEY BANK

By:	/s/ Jim Drummond

Title:	Vice President, Trust Relationship Manager
TRUSTEE

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